EXHIBIT 99

Term Sheets


Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-5 $1.38B NEW ISSUE CMBS

Lead-Mgrs/Bks:       Banc of America Securities LLC/Deutsche Bank Securities
Co-Managers:         Citigroup/Goldman Sachs/JP Morgan
Rating Agencies:     S&P and Moody's

Structure:           To include super senior AAA

Collateral:          111 Loans / 121 Properties
-Loan Sellers:       Bank of America, N.A./General Electric Capital
                     Corporation/German American Capital Corporation
-Property Types:     Ret 23.9%, Off 22.7%, Multi 17.2%, MH 10.6%, Mixed
                     9.4%, SS 7.5%, Indus 6.3%, Land 1.3%, Hotel 0.8%
-Geographic:         CA: 19.1% (No. CA: 12.0%, So. CA: 7.1%), NY: 12.1%, FL:
                     9.7%, PA 5.8%, MA 5.6%, MD 5.2% No Others >5%
-DSCR/LTV            1.63x / 65.7%
-Inves. Grade Loans: Five loans for 27.6% of UPB
-Top 10 Loans:       45.3% of the pool, DSCR: 1.91x, LTV: 59.7%

-Top 3 Trust Assets
                                                   Shadow
                                 DSCR     LTV      Ratings (S/M)   %UPB
BofA Center                      2.21x    49.3%     AAA/A3         9.9%
Ocean Residence                  2.22x    42.9%    BBB-/Baa3       6.5%
Charles Square                   2.38x    45.7%    BBB-/Baa2       5.3%

Expected Timing
Termsheets       - Monday, 11/01 (electronic)
Reds             - Monday, 11/01 (electronic)
Launch / Price   - Week of 11/08
Settlement       - 11/23

Roadshow
Monday -       11:00 Hartford lunch Max's/ 3:00 Boston group meeting 2 Inter Pl
Tuesday -      NY meetings
Wednesday -    8:30 NY breakfast 9 West 57th and NY meetings
Wednesday -    8:00 Minneapolis breakfast

This message is for information purposes only, and we are not soliciting any action based upon it. The information herein is believed to be reliable but it should not be relied upon as such and is subject to change without notice. Banc of America Securities LLC and Deutsche Bank Securities and their affiliates may acquire, hold or sell positions in these securities or in related derivatives and may have an investment banking or banking relationship with the issuer.

Information herein will be superseded by information in the final prospectus, copies of which may be obtained from Steve Hogue/Peter Cookson at Bank of America Securities LLC, 214 North Tryon Street, Charlotte, NC 28255 or Scott Waynebern/Heath Forusz at Deutsche Bank Securities Inc, 60 Wall Street, New York, NY 10005.

Such securities may not be suitable for all investors.